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                                                                 Exhibit 10.41

                                    SUBLEASE

     THIS AGREEMENT, made the 14th of September, 1999, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at New Orchard Road, Armonk, New York 10504, hereinafter called "Sublessor" and MINDSPRING ENTERPRISES, with an office at 1430 West Peachtree Road, Suite 400, Atlanta, Georgia 30309, hereinafter called "Subtenant".

                                   WITNESSETH:

     WHEREAS, by lease dated September 28, 1983, as amended by First Amendment to Lease dated March 3, 1984, Second Amendment to Lease dated December 31, 1987, Third Amendment to Lease dated November 20, 1992 and Fourth Amendment to Lease dated February 16, 1996 (the lease and all amendments thereto together called the "Prime Lease"), Sublessor leases from Park West E-3 Associates, a Texas joint venture (the "Prime Lessor"), approximately 187,237 square feet of rentable area in the building known as 1605 LBJ Freeway (Park West), Farmers Branch, Texas (the "Building"); and

     WHEREAS, Subtenant desires to sublease approximately 20,602 square feet of rentable area on the entire second floor from Sublessor.

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Subtenant stipulate, covenant and agree as follows:

Premises   1.  Sublessor hereby subleases to Subtenant a portion of the Building consisting of approximately 20,602 square feet of rentable area on the entire second floor (the "Premises") as outlined on EXHIBIT A, attached hereto and made a part hereof, in the Building.

Term       2.  The term for the Premises shall commence on October 1, 1999 and expire on September 29, 2002 (the "Term"). Subtenant shall be granted access to the Premises ten (10) business days after the mutual execution of the Sublease by Sublessor and Subtenant.

Uses       3.  Subtenant shall use and occupy the Premises for executive and administrative purposes only and for no other purpose.


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Rents and        4. (A) (1) Subtenant shall pay Sublessor the annual rent of
Additional Rent     Three Hundred Thirty-Nine Thousand Nine Hundred Thirty-Three
                    and 00/100 Dollars ($339,933.00), payable in equal monthly installments of Twenty-Eight Thousand Three Hundred
                    Twenty-Seven and 75/100 Dollars ($28,327.75) in advance on the first day of each month during the term of this Sublease without deduction, set off or demand. Rent for any portion of a month shall be prorated on a thirty (30) day basis.
                    Rent payments will be delivered to Scribcor, Inc., as agent for IBM Lease Administration, P.O. Box 809224, Chicago,
                    Illinois 60680-9224, or such other place as Sublessor may designate in writing.

                    (2) The annual rent set forth in paragraph (a) above is Sixteen and 50/100 Dollars ($16.50) per square foot of rentable area.

                    (B) During the Term, Subtenant shall pay as additional rent Subtenant's pro rata share (hereinafter defined) of any increases in operating expenses incurred from and after December 31, 1999 which are due under Addendum No. 1 of the Prime Lease. Subtenant's pro rata share is eleven percent (11%), which is the ratio that 20,602 square feet of rentable area of the Premises bears to 187,237 square feet of rentable area in the Building. Sublessor shall furnish Subtenant with a true copy of the statement of operating expenses, delivered by Prime Lessor to Sublessor pursuant to the Prime Lease and include thereon a detailed statement of Subtenant's pro rata share of any increase in operating expenses. Subtenant shall reimburse Sublessor within thirty
                    (30) days after the operating expense statement is furnished to Subtenant.

Preparation for  5. Subtenant shall accept the Premises in its then "as is"
Occupancy           condition, "broom clean," and all of the Sublessor's
                    furniture, fixtures, equipment, and other personal property shall be removed therefrom at Sublessor's expense prior to Subtenant's access to the Premises. Subtenant shall have the right to enter and retrofit the Premises ten (10) business days after the mutual execution of the Sublease by Sublessor and


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                    Subtenant. Sublessor shall not be required to perform work of any kind of nature, and all such work and the performance thereof shall be subject to the provisions of the Sublease and of the Prime Lease, as more particularly described in the Prime Lease within Article Six, "Improvements and Alterations." Additionally, Subtenant shall not allow its contractors to perform construction and/or demolition work that is noisy or otherwise disruptive to the other tenants in the Building during the Building's normal business hours.

Incorporation    6. (a) This Sublease is subject to all of the terms of the
of Prime Lease      Prime Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon Subtenant, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent that they apply to the Premises, inure to Subtenant's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Subtenant shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and the words "Landlord", "Tenant" and "Lease" as used in the Prime Lease, shall read, respectively, "Sublessor", "Subtenant" and "Sublease".

                    (b) For the purposes of this Sublease, the following provisions of the Prime Lease are hereby deleted or modified as follows:

                          Delete in its entirety "Premises"; "Term"; Addendum No. 1; Article Two, titled "Preparation for Occupancy"; Article Thirteen, titled "Signs"; Article Thirty-One, titled "First Refusal -- Additional Space"; Rider 4, titled "Extension"; Article Thirty-Two, titled "Option for Additional Space"; Article Twenty-Eight, titled "First Refusal Sale"; and Article Twenty-Five, titled "Memorandum of Lease."

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Quiet Enjoyment  7. (a) Sublessor covenants and agrees with Subtenant that upon
                    Subtenant paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Subtenant shall have no claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Lease which have been assumed by Sublessor under this Sublease and have not been assumed by Subtenant hereunder.

                    (b) Subtenant covenants and agrees that Subtenant shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and that Subtenant will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever (excepting indirect, special and consequential damages) that Sublessor may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

Notices          8. Any notice, approval, demand or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by registered or certified mail (return receipt requested) which is deposited in the United States general or branch post office, or delivered by private express mail service. Any notice, demand or request by Sublessor to Subtenant shall be addressed to Subtenant at MINDSPRING ENTERPRISES, 1430 West Peachtree Road, Suite 400, Atlanta, Georgia 30309, attention: General Counsel, with a copy sent simultaneously to MINDSPRING ENTERPRISES, 1430 West Peachtree


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                    Road, Suite 400, Atlanta, Georgia 30309, attention: Kim
                    Adamson, Director of Real Estate, until otherwise directed in writing by Subtenant. Any notice, demand or request by Subtenant to Sublessor shall be addressed to INTERNATIONAL BUSINESS MACHINES CORPORATION, Real Estate Services, 1501 LBJ Freeway, Suite 465, Dallas, Texas 75234, Attention: Program Manager, with a copy sent simultaneously to INTERNATIONAL BUSINESS MACHINES CORPORATION, Real Estate Services, New Orchard Road, Armonk, New York 10504, Attention: Associate General Counsel, until otherwise directed in writing by Subtenant. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

Assignment and   9. Subtenant shall not assign, mortgage, transfer, pledge or
Subletting          otherwise encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Subtenant, in each case without first obtaining the prior written consent of Sublessor, which consent Sublessor may withhold in its sole discretion. As used in this Sublease the word "Person" shall mean an individual, partnership, trust, corporation, firm or other entity.

Prime Lessor's  10. Subtenant recognizes that SubLessor is not in a position to
Responsibilities    furnish the services set forth in the Prime Lease, obtain an agreement of nondisturbance, or how to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, maintenance, repairs, and replacements to the Building and Premises, compliance with laws, and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant shall look solely to Prime
                    Lessor to furnish all services and to perform all obligations which Prime Lessor has agreed to perform and observe under the Prime Lease. Sublessor shall not be liable to


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                    Subtenant or be deemed in default hereunder for failure of
                    Prime Lessor to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Lessor shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Subtenant may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease, and Sublessor shall cooperate with Subtenant in such enforcement. However, Sublessor shall not be obligated to initiate any arbitration or legal proceeding or otherwise to enforce the Prime Lease.

Casualty and    11. Article Nine, titled "Casualty" and Article Eleven, titled
Condemnation        "Condemnation", of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two
                    Articles there shall be a proportionate abatement of annual rent and additional rent payable hereunder to the extent of damage to the Premises as determined by Prime Lessor, Sublessor and Subtenant; provided, however, that such abatement shall in no event exceed the abatement granted to Sublessor under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Subtenant's business arising from the necessity of effecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease.

Parking         12. Sublessor shall, without charge to Subtenant, provide
                    Subtenant sixty-two (62) permits for parking spaces for the access-controlled portion of the Parking Facilities on an unassigned basis throughout the term of the Sublease. Subtenant shall have access to the Parking Facilities twenty-four (24) hours a day, seven (7) days a week.

                    In the event that the number of parked cars at a



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                    given time as determined by Sublessor or its agents exceed the capacity of the Parking Facilities (see EXHIBIT C) available for use by Sublessor and Subtenant which capacity is defined as 95% of the portion of the Parking Facilities associated with the 1605 and 1607 Buildings (624 spaces out of 731 total spaces), Sublessor will notify Subtenant of the condition in writing. Within ten business days of receiving notification from the Sublessor, Subtenant will secure and utilize additional off-site parking in a quantity sufficient to accommodate its housed population in excess of sixty-two parking spaces allocated to the Subtenant under this Sublease. If supplemental parking is not available, Subtenant acknowledges that Subtenant's housed population in the subleased Premises will be reduced to use no more than sixty-two parking spaces in the Parking Facilities allocated in accordance with this Sublease. Subtenant shall immediately notify Sublessor in writing of Subtenant's total housed population within the subleased Premises as of the date of Sublessor's notice.

                    Subtenant shall promptly provide Sublessor written notification from the third party with which the Subtenant has contracted for its off-site parking that such parking accommodations have been leased and are being utilized by Subtenant. In addition to the foregoing, Sublessor may also impose on Subtenant any parking restrictions imposed by Landlord on Sublessor.

Binding and     13. This Sublease shall be binding on Subtenant and its heirs
Entire Agreement    and executors, and on the respective legal representatives, successors and assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

Broker          14. Subtenant warrants and represents to Sublessor that no
                    Person has negotiated or brought about this transaction on its behalf other than The Staubach Company ("Broker") and Sublessor covenants and agrees to pay a brokerage commission to Broker in



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                      accordance with the provisions of a separate agreement.
                      Subtenant shall defend, indemnify and save harmless Sublessor from and against any claim which may be asserted against Sublessor by any Person other than Broker if (a) the claim is made in connection with this transaction and
                      (b) Subtenant employed or dealt with the claiming Person. Subtenant shall reimburse Sublessor for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Subtenant fails or refuses to defend as herein required) incurred by Sublessor in connection with such claims. This Article shall survive the expiration or earlier termination of this Sublease.

Loading Dock      15. Subtenant shall be granted shared access to the Building
                      Loading Dock.

Data/Voice        16. Sublessor shall retain a data/voice room as designated on
Room the attached plan labeled EXHIBIT B and incorporated herein. Subtenant shall provide escorted access to the data/voice room during normal business hours and with reasonable advance notice. If Sublessor requires extended access to the data/voice room, Sublessor shall arrange for a security guard to accompany Sublessor at Sublessor's expense.

Twenty-Four (24)  17. Subtenant shall have access to the Premises twenty-four
Hour Access           (24) hours a day, seven (7) days a week.

                            SIGNATURE PAGE TO FOLLOW



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     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.


                                          INTERNATIONAL BUSINESS MACHINES
WITNESS:                                  CORPORATION


                                          By: /s/ Craig Anderson
------------------------------               ------------------------------
                                             Craig Anderson
                                             Title:  Program Manager



WITNESS:                                  MINDSPRING ENTERPRISES

/s/ Kimberly Adamson                      By: /s/ M. T. Brown
------------------------------                ------------------------------
                                              Title:  Ex. Director
                                                      Corporate Services



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